DATED MAY 8, 2008

CREDIT SUISSE SECURITIES (EUROPE) LIMITED

AND

COMPOSITE TECHNOLOGY CORPORATION

CALL OPTION DEED

CALL OPTION DEED

THIS AGREEMENT is made on May 8, 2008 (the “Effective Date”).

BETWEEN:

(1)	CREDIT SUISSE SECURITIES (EUROPE) LIMITED, a company incorporated under the laws of the United Kingdom whose registered office is at 1 Cabot Square, London E14 4QJ ("CS"); and

(2)	COMPOSITE TECHNOLOGY CORPORATION, a corporation incorporated under the laws of the state of Nevada whose registered office is at 2026 McGaw Ave, Irvine, California 92614 ("CTC").

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.	Interpretation and Construction

(a)	In this Deed, unless the context otherwise requires, the following expressions shall have the following meanings:

Business Day means a day in London on which banks are open for business (excluding Saturday, Sunday and public holidays);

Call Option has the meaning set out in Clause 2;

Delivery Date means the day that is five Business Days following the Exercise Date;

Exercise Date means the Business Day on which the Call Option is exercised;

Exercise Period means any Business Day from and including the date of this Deed to and including the Expiration Date;

Expiration Date means June 30, 2008;

Issue Price means a price of US$0.88 per Share;

Shares means common stock of CTC, par value US$0.001 per share; and

Subscription Date means the date on which the subscription agreement in the agreed form, a copy of which is appended to this Deed (the “Subscription Agreement”), is executed by CS pursuant to which CS agrees to subscribe for and CTC agrees to issue 13,333,333 Shares in consideration for the payment of US$10 million to CTC.

(b)	In this Agreement, references to times are to London times.

2.	Call Option

(a)
CS agrees to subscribe for and CTC agrees to issue 13,333,333 Shares in consideration for the payment of US$10 million by CS to CTC on or before the Effective Date. Subject to the full execution of the Subscription Agreement and CTC’s receipt of such US$10 million, CTC agrees to grant CS an option (the "Call Option") to subscribe for up to 45,454,544 Shares at the Issue Price on the terms of this Clause 2.

(b)
The Call Option is exercisable in cash in whole or in part or a series of parts (no less than 11,363,636 Shares in each instance and not to exceed in aggregate 45,454,544 million Shares) by notice in writing from CS to CTC given at any time during the Exercise Period, setting out the number of Shares which CS wishes to subscribe for. If the notice of exercise is delivered after 5.00 pm on a Business Day, then that notice will be deemed delivered on the next following Business Day, if any, during the Exercise Period.

(c)
On exercise of the Call Option, CTC shall issue, and CS shall subscribe for, the relevant number of Shares notified to CTC pursuant to Clause 2(b). On or before the Delivery Date against payment of the Issue Price by CS in cleared funds into the account specified by CTC on a delivery versus payment basis, CTC shall cause to be delivered to CS valid share certificates or other documents of title in respect of the Shares and shall procure that CS' name is entered on the share register of CTC in respect of the Shares so issued.

(d)	On exercise of the Call Option, CTC shall issue the Shares free from all encumbrances, charges, pledges or mortgages and with all rights then or subsequently attaching to them.

(e)
Within 60 days of full exercise of the Call Option, CS shall have the right to designate a person that CTC agrees will be appointed to its Board of Directors, subject to its Board of Directors approval. CS agrees that the designee shall satisfy the criteria of an “independent director” as defined by NASDAQ Marketplace Rule 4350.

(f)
For the avoidance of doubt, CS shall be under no obligation to exercise the Call Option or to subscribe for any Shares other than the 13,333,333 Shares pursuant to the first sentence of Clause 2(a), and CTC shall have no right to require CS to exercise the Call Option or otherwise subscribe for any Shares other than the 13,333,333 Shares pursuant to the first sentence of Clause 2(a).

3.	Due diligence

(a)
During the Exercise Period, CS shall, subject to Clause 3(b), be granted access to the properties, senior management, records, documents and papers of CTC ("CTC Information") to the extent necessary to perform sufficient due diligence on CTC such that CS may to the extent reasonably practicable, make a fully informed decision regarding whether or not to exercise the Call Option. CS agrees to enter into a confidentiality agreement with CTC with respect to non-public information concerning CTC.

(b)
CTC agrees that any CTC Information it provides to CS shall (i) be such information as is already in the public domain prior to the Effective Date or (ii) be information that CTC can and does release into the public domain following the Effective Date and in any event by no later than one (1) year following the Effective Date or (iii) is non-public information which is not material to the business of CTC.

4.	Time of the essence

Any time, date or period referred to in any provision of this Deed may be extended by mutual agreement between the parties but as regards any time, date or period originally fixed or any time, date or period so extended, time shall be of the essence.

5.	Interest

If CS or CTC defaults in the payment when due of any sum payable under this Deed (whether determined by agreement or pursuant to an order of a court or otherwise) the liability of CS or CTC (as the case may be) shall be increased to include interest on such sum from the date when such payment is due until the date of actual payment (as well after as before judgment) at a rate per annum of 2 per cent. above the base rate from time to time of Barclays Bank plc. Such interest shall accrue from day to day.

6.	Costs

Each party shall bear all legal and other costs or expenses incurred by it in connection with the preparation of this Deed or the issue and subscription for the Shares.

7.	Confidentiality

CS and CTC agree to keep confidential the terms of this Deed and agree that no public announcement or communication relating to the matters the subject of this Deed which contains a reference to CS and CTC or their affiliates shall be issued or dispatched without prior approval of the other party; provided that the foregoing provisions shall not apply to any disclosure, announcement or communication required by laws, regulations, any court of competent jurisdiction or regulatory body lawfully entitled to require such disclosure, including without limitation the United States Securities and Exchange Commission. The parties will agree to the content of any press releases consistent with the above confidentiality requirements.

8.	Notices

(a)	Any notice served hereunder shall be in writing and in the English language and shall be sufficiently served if:

(i)
delivered by hand or sent by pre-paid registered mail or courier addressed to the other party concerned at the address of the relevant party as set out in this Deed or to such other address as any party may from time to time notify to the other party for this purpose, and any such notice shall be deemed to be received at the time of delivery (if delivered by hand or courier) or at the expiry of three clear days after the day of posting (if sent by pre-paid registered mail or courier); or

(ii)
sent by facsimile transmission to the other party concerned at the facsimile number of the relevant party as set out in this Deed or to such other facsimile number as any party may from time to time notify to the other party for this purpose, and a notice so sent by facsimile transmission during normal business hours shall be deemed to be received upon receipt of the appropriate confirmation at the end of such transmission.

(b)	For the purpose of giving notice the addresses and facsimile numbers of the respective parties are as follows:

In the case of CTC to it at:

Address: 2026 McGaw Ave, Irvine, California 92614

Facsimile number: (949) 660-1533

marked for the attention of Benton H Wilcoxon, Chief Executive Officer.

In the case of CS to it at:

Address: 1 Cabot Square, London E14 4QJ

Facsimile number: +44 (0)20 7883 6479

marked for the attention of Roger Reynolds/Dominic Nash.

9.	Assignment

The benefit of this Deed may not be assigned by either party hereto without the consent of the other party.

10.	Miscellaneous

This Deed may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

(a)
No failure on the part of any party to exercise, and no delay on its part in exercising, any right or remedy under this Deed will operate as a waiver thereof nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Deed are cumulative and not exclusive of any rights or remedies provided by law.

(b)	Any variation of this Deed is only valid if in writing and signed by or on behalf of each party.

11.	Third Parties

No term of this Deed is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Deed.

12.	Governing Law and Jurisdiction

This Deed shall be governed by, and construed in accordance with, the laws of England and the parties hereby agree to submit to the non-exclusive jurisdiction of the English courts.

IN WITNESS whereof this document has been executed as a Deed the day and year first before written.

Signed by CREDIT SUISSE SECURITIES
(EUROPE) LIMITED acting by

____________________ a director,

in the presence of:
Name: ______________________
Address: __________________________
_________________________________
Occupation: ____________________
………………………….. (Director) .......................................... (Witness)
Signed by COMPOSITE TECHNOLOGY CORPORATION acting by Benton H Wilcoxon Chief Executive Officer	………………………….. (Chief Executive Officer)

APPENDIX

FINAL FORM SUBSCRIPTION AGREEMENT